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                                                                     EXHIBIT 5.1


             [LETTERHEAD OF BENESCH, FRIEDLANDER, COPLAN & ARONOFF]

                                                              JOSEPH G. TEGREENE
                                             Writer's Direct Dial (216) 363-4643


                                 August 8, 2001


The Board of Directors
Empyrean Bioscience, Inc.
23800 Commerce Park Road, Suite A
Cleveland, Ohio  44122

Re: Empyrean Bioscience, Inc.: Registration Statement on Form S-3 filed on August 8, 2001

Gentlemen:

         We have acted as counsel to Empyrean Bioscience, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the resale of the shares of the Company's common stock, par value $.0001 per share, issued to the persons named as the Selling Stockholders in the captioned Registration Statement (the "Shares").

         In our examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the accuracy and completeness of all corporate records of the Company made available to us by the Company. We have assumed, without investigation, the accuracy of, and have relied on, representations and statements as to factual matters made by officers of the Company and by public officials.

         The shares are validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                           Very truly yours,

                                           /s/ BENESCH, FRIEDLANDER,
                                               COPLAN & ARONOFF, LLP
                                           --------------------------------
                                           BENESCH, FRIEDLANDER,
                                              COPLAN & ARONOFF, LLP





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